Exhibit 3.13(b)

PLAN OF REORGANIZATION AND AGREEMENT OF

RECAPITALIZATION AND AGREEMENT OF MERGER

THIS AGREEMENT (the “Agreement”), dated as of this 23rd day of December, 1996, is made and entered into by and between CENTRAL CONCRETE SUPPLY CO., INC., a California corporation (“Surviving Corporation”), CENTRAL TRANSPORT, INC., a California corporation (“Merging Corporation”) and the Shareholders of the Surviving Corporation named in Exhibit A attached hereto and incorporated herein by reference (the “Surviving Shareholders”) and the shareholders of the Merging Corporation named in Exhibit B, attached hereto and incorporated by reference herein (the “Merging Shareholders”). CENTRAL CONCRETE SUPPLY CO., INC. and CENTRAL TRANSPORT, INC. are the Constituent Corporations in this Agreement.

R E C I T A L S

WHEREAS, the Surviving Corporations’ Shareholders are the legal and beneficial owners of the number of issued and outstanding shares of the Surviving Corporation’s common stock set forth opposite the name of the Shareholders on Exhibit A hereto, constituting all of the outstanding shares of capital stock of the Surviving Corporation; and

WHEREAS, the Merging Corporation’s Shareholders are the legal and beneficial owners of the number of issued and outstanding shares of the Merging Corporation’s common stock set forth opposite the name of the Shareholders on Exhibit B hereto, constituting all of the outstanding shares of capital stock of the Merging Corporation; and

WHEREAS, the Surviving Corporation, is a California corporation with an authorized capitalization of One Hundred Thousand (100,000) common shares and one Hundred Thousand (100,000) preferred shares, of which Three Thousand Seven Hundred Thirty-Six (3,736) common shares and Six Thousand Eight Hundred Fifty-Three preferred shares are issued and outstanding at the date of this Agreement.

WHEREAS, the Merging Corporation is a California corporation with an authorized capitalization of One Hundred Thousand (100,000) common shares and One Hundred Thousand (100,000) preferred shares, of which One Thousand Two Hundred Fifty (1,250) common shares and Three Hundred Eight (308) preferred shares are issued and outstanding at the date of this Agreement.

WHEREAS, the parties desire to simultaneously accomplish a reorganization and recapitalization on the terms and conditions hereinafter set forth; and

WHEREAS, the parties desire to accomplish said reorganization and recapitalization in a manner such that the exchange will constitute a tax-free recapitalization of the Surviving Corporation and reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1984, as amended, as a statutory merger of the Merging Corporation into the Surviving Corporation.

SECTION 1

STATEMENT OF MERGER AND RECAPITALIZATION REORGANIZATION

1.1 Statement of Merger. The Surviving Corporation and the Merging Corporation and their Shareholders agree that the Merging Corporation shall be merged into the Surviving Corporation on the following terms and conditions:

On the Effective Date, the Merging Corporation shall merge with and into the Surviving Corporation, which shall be the Surviving Constituent Corporation in the merger. The separate corporate existence, name, purposes, franchises, powers, rights and immunities of the Surviving Corporation shall continue unaffected and unimpaired by the merger. The corporate identity, existence, purpose, franchises, powers, rights and immunities of the Merging Corporation shall be merged into the Surviving Corporation, which shall be fully vested to them. The Surviving Corporation shall succeed, without other transfer, to all rights and liabilities of the Merging Corporation as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens on the property of the Merging Corporation shall be preserved unimpaired, provided that any such liens on the property of the Merging Corporation shall be limited to the property they affected immediately before the Effective Date. If at any time any further assignments or other instruments are necessary to vest or confirm in the Surviving Corporation the title to any property of the two Constituent Corporations, those corporations and their proper officers and directors shall do all such acts and all things necessary to vest or confirm title to such property in the Surviving Corporation and otherwise to carry out the purposes of this Agreement.

1.2 Manner of Converting Shares. The manner and basis of converting the shares of the Merging Corporation into shares of the Surviving Corporation shall be as follows:

(a) On the Effective Date (i) the Surviving Corporation shall be recapitalized such that the issued and outstanding shares of the Surviving Corporation’s voting preferred stock shall be converted into an aggregate of 442 shares of common stock and immediately thereafter, (ii) the issued and outstanding common shares of the Merging Corporation shall be converted into 374 shares of the common stock of the Surviving Corporation, and the issued and outstanding preferred shares of the Merging Corporation shall be converted into 20 shares of common stock of the Surviving Corporation (collectively, the “Exchange Shares”). Upon completion of such transactions the outstanding shares of the Surviving Corporation shall be solely common stock and shall be held as follows:

Shareholder	Shares of Common Stock

Jennifer A. Albanese	80

Nicole M. Albanese	180

Daniel C. Albanese	180

Lauren M. Albanese	180

Thomas J. Albanese and Maureen H. Albanese, Trustees under Revocable Trust Agreement dated January 27, 1981, as amended, FBO Thomas J. Albanese	1925

William T. Albanese and Mari C. Albanese, Trustees under revocable Trust Agreement dated March 17, 1991, as amended, FBO William T. Albanese	1925

Thomas J. Albanese as custodian for Michele C. Albanese	60

Thomas J. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO William T. Albanese, or any Successor Trustee(s) thereto, UTA dated October 4, 1979, as amended	21

William T. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO Thomas J. Albanese or any Successor Trustee(s) thereto, UTA dated October 4, 1979, as amended	21

(b) No fractional shares of common stock of the Surviving Corporation shall be issued to holders of shares of the Merging Corporation who would otherwise be entitled to receive a fraction of a share, but each such holder shall in lieu of a fraction of a share be paid an amount in cash equal to the value of that fraction, based on the fair market value of such common shares of the Surviving Corporation on the Effective Date as determined by the Board of Directors of the Surviving Corporation; provided, however, that if the fraction of a share that any such shareholder would otherwise be entitled to receive is less than one-half of one percent of the total shares that holder is entitled to receive, that holder shall not be entitled to receive the amount in cash, but the number of shares that the holder is entitled to receive shall be rounded off to the nearest whole share, and if such fraction is exactly one-half of one share, the number of shares shall be rounded up to the next higher whole share.

(c) Dividends accrued or deemed to be accrued on each of the common shares of the Surviving Corporation into which the common shares and preferred shares of the Merging Corporation are converted are hereby expressly waived by the Shareholder and such dividends shall not be assumed by the Surviving Corporation.

1.3 Bylaws. The bylaws of the Surviving Corporation, as in effect on the Effective Date, shall be and, except as later amended or repealed, remain its bylaws.

1.4 Amendment of Articles. The Articles of Incorporation of the Surviving Corporation shall be amended, effective on or before the Effective Date to delete the authorization of preferred shares and to authorize only one class of stock, namely, One Hundred Thousand (100,000) shares of common stock.

1.5 Directors and Officers. The Directors and officers of the Surviving Corporation, who are in office as of the Effective Date, from and after the Effective Date, until changed in accordance with applicable law and the Articles of Incorporation and bylaws of the Surviving Corporation, shall remain the same.

1.6 Effective Date. This executed Agreement and an officers’ Certificate of Merger of each of the Constituent Corporations shall be filed in the office of the California Secretary of State. The merger shall become effective on the date of such filing.

IN WITNESS WHEREOF, the Surviving and Merging Corporations, as duly authorized by their respective boards of directors, have caused this Agreement of Merger to be executed on the dates set forth below.

CENTRAL CONCRETE SUPPLY CO., INC. a California corporation

Date: 12/23/96	By:	/s/ WILLIAM T. ALBANESE

William T. Albanese, President

Date: 12/23/96	By:	/s/ DEBORAH A. COSTA

Deborah A. Costa, Secretary

SHAREHOLDERS:

Date: 12/25/96	By:	/s/ JENNIFER A. ALBANESE

Jennifer A. Albanese

Date: 12/25/96	By:	/s/ NICOLE M. ALBANESE

Nicole M. Albanese

Date:12/23/96	By:	/s/ DANIEL C. ALBANESE

Daniel C. Albanese

Date: 12/26/96	By:	/s/ LAUREN M. ALBANESE

Lauren M. Albanese

Date: 12/25/96	By:	/s/ THOMAS J. ALBANESE

Thomas J. Albanese and Maureen H. Albanese, Trustees under Revocable Trust Agreement dated January 27, 1981, as amended FBO Thomas J. Albanese

Date: 12/23/96	By:	/s/ WILLIAM T. ALBANESE

William T. Albanese and Mari C. Albanese, Trustees under Revocable Trust Agreement dated March 17, 1991, as amended, FBO William T. Albanese

Date: 12/25/96	By:	/s/ THOMAS J. ALBANESE

Thomas J. Albanese as Custodian for Michele C. Albanese

Date: 12/25/96	By:	/s/ THOMAS J. ALBANESE

Thomas J. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO William T. Albanese, or any Successor Trustee(s) thereto, UTA dated October 4, 1979, as amended

Date: 12/25/96	By:	/s/ WILLIAM T. ALBANESE

William T. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO Thomas J. Albanese, or any Successor Trustee(s) thereto, UTA dated October 4, 1979, as amended

CENTRAL TRANSPORT, INC., a California corporation

Date: 12/25/96	By:	/s/ THOMAS ALBANESE

Thomas Albanese, President

Date: 12/25/96	By:	/s/ DEBORAH A. COSTA

Deborah A. Costa, Secretary

SHAREHOLDERS:

Date: 12/23/96	By:	/s/ WILLIAM T. ALBANESE

William T. Albanese and Mari C. Albanese, Trustees under Revocable Trust Agreement dated March 17, 1991, as amended, FBO William T. Albanese and Mari C. Albanese

Date: 12/25/96	By:	/s/ THOMAS J. ALBANESE

Thomas J. Albanese and Maureen H. Albanese, Trustees under Revocable Trust Agreement dated January 27, 1981, as amended, FBO Thomas J. Albanese and Maureen H. Albanese

Date: 12/25/96	By:	/s/ THOMAS J. ALBANESE

Thomas J. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO William T. Albanese, UTA October 4, 1979, as amended

Date: 12/23/96	By:	/s/ WILLIAM T. ALBANESE

William T. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO Thomas J. Albanese, UTA October 4, 1979, as amended

EXHIBIT A

CENTRAL CONCRETE SUPPLY CO., INC.

SHAREHOLDERS

	Name	Address	Number of Common Shares	Number of Preferred Shares

1.	Jennifer A. Albanese		120	931

2.	Nicole M. Albanese		20	931

3.	Daniel C. Albanese		120	931

4.	Lauren M. Albanese		120	931

5.	Thomas J. Albanese and Maureen H. Albanese, Trustees under Revocable Trust Agreement dated January 27, 1981, as amended, FBO Thomas J. Albanese		1,678	931

6.	William T. Albanese and Mari C. Albanese, Trustees under Revocable Trust Agreement dated March 17, 1991, as amended, FBO William T. Albanese		1,678	931

7.	Thomas J. Albanese as custodian for Michele C. Albanese			931

8.	Thomas J. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO William T. Albanese, or any Successor Trustee(s) thereto, UTA dated October 4, 1979, as amended			168

9.	William T. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO Thomas J. Albanese or any Successor Trustee(s) thereto, UTA dated October 4, 1979, as amended			168

	Total		3,736	6,853

EXHIBIT B

CENTRAL TRANSPORT, INC.

SHAREHOLDER’S

	Name	Address	Number of Common Shares	Number of Preferred Shares

1.	William T. Albanese and Mari C. Albanese, Trustees under Revocable Trust Agreement dated Match 17, 1991, as Amended, FBO William T. Albanese and Mari C. Albanese		625

2.	Thomas J. Albanese and Maureen H. Albanese, Trustees under Revocable Trust Agreement dated January 27, 1981, as Amended, FBO Thomas J. Albanese and Maureen H. Albanese		625

3.	Thomas J. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO William T. Albanese, UTA October 4, 1979, as amended			154

4.	William T. Albanese, Trustee of the Ethel Dorothy Albanese 1979 Trust, Part A, FBO Thomas J. Albanese, UTA October 4, 1979, as amended			154

	Total		1,250	308